UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2013

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, World Financial Center New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)           On June 20, 2013, American Express Company (the “Company”) announced the appointment of Jeffrey C. Campbell as Executive Vice President and Chief Financial Officer of the Company, effective as of the business day following the filing of the Company’s Form 10-Q for the quarter ending June 30, 2013.

Mr. Campbell, age 52, previously served as Executive Vice President and Chief Financial Officer of McKesson Corporation, a leading health care services, information technology and distribution company, since January 2004. Mr. Campbell was Senior Vice President and Chief Financial Officer of AMR Corp, the parent company of American Airlines, from June 2002 to December 2003, served as a Vice President of American Airlines from 1998 to June 2002 and served in various management positions of American Airlines from 1990 to 1998. Mr. Campbell has also been a member of the board of directors of Hexcel Corporation since November 2003, where he serves as the chair of the audit committee.

A copy of the press release announcing the appointment of Mr. Campbell is attached hereto as Exhibit 99.1.

In accordance with the terms of an employment offer letter between the Company and Mr. Campbell, Mr. Campbell will be employed at will by the Company starting in July.  The employment offer letter provides for the following (with portfolio grant awards and equity awards subject to the same performance conditions as awards made to other senior executives of the Company):

•	annual base salary of $1,000,000;

•	eligibility to participate in the Company’s annual incentive award program with a guidance value of $3,500,000 (subject to pro ration for 2013);

•	eligibility to participate in the Company’s portfolio grant award programs with a target of $1,500,000, with the first award granted upon hire, vesting in February 2016;

•
eligibility to participate in the Company’s annual long-term incentive award program with an award consisting of restricted stock units and stock options with a value of $2,500,000 on the date of grant, with the first award granted July 31, 2013 and vesting in full in the first quarter of 2016;

•	a sign-on grant consisting of restricted stock units and stock options with a value of $5,000,000 on the date of grant, vesting in full three years from the date of grant;

•
a sign-on cash award of $4,000,000 payable in two annual installments beginning on the first anniversary of the date of hire – such award must be repaid in full if Mr. Campbell voluntarily terminates employment or is terminated for good cause within twelve months after receipt of payment and, to the extent then unpaid, must be paid immediately by the Company upon his termination by the Company other than for good cause or termination due to death or disability;

•	a sign-on portfolio grant award with a target value of $3,000,000, vesting in February 2015; and

•
eligibility to participate in the Company’s compensation and benefit plans and programs (including flexible perquisite and relocation) as may be generally made available to other executives of the Company at his level.

The foregoing description of Mr. Campbell’s employment offer letter is qualified in its entirety by the text of the letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)        Exhibits

10.1	Offer Letter by and between the Company and Mr. Campbell.

99.1	Press release, dated June 20, 2013, announcing the appointment of Mr. Campbell as Executive Vice President and Chief Financial Officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY
(REGISTRANT)

By:	/s/ Carol V. Schwartz
Name: Carol V. Schwartz
Title: Secretary

Date:  June 21, 2013

EXHIBIT INDEX

Exhibit	Description
10.1	Offer Letter by and between the Company and Mr. Campbell.
99.1	Press release, dated June 20, 2013, announcing the appointment of Mr. Campbell as Executive Vice President and Chief Financial Officer of the Company.